AMENDMENT TO SUPPLY AGREEMENT
                               DATED JUNE 19,1995

         The parties amend their June 19, 1995 Supply Agreement (copy attached) as follows:

A. Paragraph 4 and Exhibit A of the Supply Agreement are deleted in their entirety and the following language and attached exhibit is substituted:

         4. Price.

                  a. Raw Material and Packaging Price Adjustments. The price to be paid for the Products shall be an amount equal to the sum of (a) the total per pound price for the Product listed on attached Exhibit A (Revised), and (b) an amount reasonably determined by Seller immediately prior to the beginning of each calendar year during the term that represents Seller's current increase or decrease in the cost for raw materials and packaging over the ensuing twelve (12) month period, except
                  (a) in the case of the raw materials and packaging items listed on attached Exhibit D, costs adjustments shall be made thirty (30) days before the start of each calendar quarter during the term (and, in connection with "flour" and "sugar", cost adjustments shall be based on the current market price for "bagged sugar" and "bagged flour"), and (b) each periodic adjustment shall be made, based on Buyer's forecasted purchases under Paragraph 7(b) below, only if it exceeds one thousand dollars ($1000) in the aggregate.


                  b. Price Rebates. Within thirty (30) days following the end of each calendar quarter during the term Seller shall rebate to Buyer $0.046 for each pound of Product sold by Seller during the calendar quarter.

The price under this Paragraph 4 shall not apply to purchases by any of Buyer's franchisees or licensees to the extent inconsistent with any separate agreement between Seller and any such franchisee or licensees.





B. The following language is added as new Paragraph 22:

         22. Representation/Indemnity. Buyer represents that it has made and will continue to make all required disclosures to its franchisees concerning rebates or other payments by Seller to Buyer or its affiliates, and Buyer agrees to defend, indemnify and hold Seller harmless from any claims, liabilities, or damages, including attorneys' fees, arising out of any breach by Buyer of this representation.


C. This amendment will be effective when signed by both parties.


MRS.  FIELDS, INC., a                       VAN DEN BERGH FOODS COMPANY,
Delaware Corporation                  a division of Conopco, Inc., a New York
                                                     Corporation



By: /s/ Larry Hodges                        By: /s/ Gerald W. Hanna
       Larry Hodges                                 Gerald W. Hanna


Its:  President                      Its:  Vice President and General Manager -
                                           Bakery Products Group
Date:    3-12-96                           Date:    January 30, 1996


                      PRICE
                      LIST
                      Exhibit A (Revised)



                                                                 Raw Material      Conversion     Total
    PROD                                                         & Packaging       & Delivery     Price
     #            DESCRIPTION                                     ($ Perlb.)       ($ Per lb.)  ($ Per lb.)


    7250       MFC PLAIN BAGEL                                        0.1520          0.3371      0.4891
    7253       MFC FIBRE PLUS BAGEL                                   0.2296          0.3335      0.5631
    7255       MFC CHOC CHIP BAGEL                                    0.2387          0.3371      0.5758
    7256       MFC CINN RAISIN BAGEL                                  0.2219          0.3371      0.5590
    7257       MFC BLUEBERRY BAGEL                                    0.3751          0.3338      0.7089
    7500       MFC EGG TWIST                                          0.1811          0.3019      0.4830
    7501       MFC NINE GRAIN                                         0.1972          0.2705      0.4677
    7502       MFC PANETTONE (See 2102)                               0.4163          0.2986      0.7149
    7503       MFO RAISIN NUT                                         0.3870          0.2711      0.6581
    7505       MFC RYE REGULAR                                        0.1811          0.2763      0.4574
    7506       MFC HONEYWHEAT BERRY                                   0.2068          0.2740      0.4808
    7552       MFC NEW SWT BAG'T                                      0.1389          0.2746      0.4135
    7553       MFC NEW SWEET REGULAR                                  0.1362          0.2695      0.4057
    7570       MFC SOUR REGULAR                                       O.1779          0.2795      0.4574
    7571       MFC SOUR ROUND                                         0.1840          0.2792      0.4632

    2910       MFC DOUBLE FUDGE  BROWNIE                              0.5705          0.2705      0.8410
    2911       MFC WALNUT FUDGE BROWNIE                               0.6131          0.2705      0.8836
    2912       MFC  PECAN FUDGE BROWNIE                               0.7107          0.2705      0.9812
    2913       MFC MACADAMIA FUDGE BROWNIE                            0.7401          0.2705      1.0106
    2915       MFC PECAN PIE BROWNIE                                  0.8653          0.2705      1.1412


    3050       MFC CHOC CHIP  COOKIE                                  0.5917          0.3309      0.9226
    3052       MFC MILK CHOC CHIP COOKIE                              0.6020          0.3313      0.9333
    3054       MFC BUTTER TOFFEE COOKIE                               0.9156          0.3219      1.2375
    3057       MFC PUMPLIN HARVEST COOKIE                             0.8635          0.3418      1.2053
    3060       MFC BUTTER COOKIE                                      0.4352          0.3288      0.7640
    3061       MFC CHOC CHIP W/WALNUT COOKIE                          0.6941          0.3264      1.0205
    3062       MFC WHITE CHUNK W/MAC COOKIE                           1.1279          0.3255      1.4534
    3063       MFC COCO MAC COOKIE                                    1.0889          0.3402      1.4291
    3064       MFC TRIPLE CHOC COOKIE                                 0.6884          0.3313      1.0197
    3065       MFC OATMEAL RAISIN NUT COOKIE                          0.6095          0.3416      0.9511
    3069       MFC MLK CHOC W/WALNUT COOKIE                           0.7015          0.3280      1.0295
    3075       MFC PEANUT BUTTER COOKIE                               0.5105          0.3409      0.8514
    3079       MFC CHEWY CHOC COOKIE                                  0.7300          0.3235      1.0535
    3080       MFC RED. FAT SEMI-SWT CHC CHP COOKIE                   0.5258          0.3666      0.8924
    3081       MFC RED. FAT MILK CHOC COOKIE                          0.5290          0.3673      0.8963
    3082       MFC RED. FAT WHITE CHUNK COOKIE                        0.8425          0.3673      1.2098
    3083       MFC OATMEAL NUT RAISIN COOKIE                          0.5726          0.3673      0.9399
    3091       MFC MLK CHC CHP W/MC COOKIE                            1.0210          0.3279      1.1930
    3092       MFC SMI-SWT CHNK PECAN COOKIE                          0.8645          0.3285      1.1930
    3150       MFC H/A CHOC CHIP COOKIE                               0.5869          0.3304      0.9173
    3312       MFC OLD FSHN SHRTBRD COOKIE                            0.4052          0.3258      0.7310
    3650       MFC CHOC CHP NIB COOKIE                                0.5917          0.3315      0.9232
    3652       MFC MLK CHOC CHP NIB COOKIE                            0.5991          0.3315      0.9306
    3660       MFC BUTTER NIB COOKIE                                  0.4483          0.3384      0.7867
    3661       MFC CHOC CHP W/WLNT NIB COOKIE                         0.6980          0.3280      1.0260
    3662       MFC WHITE CHNK W/MAC NIB COOKIE                        1.0069          0.3250      1.3319
    3665       MFC OATMEAL RSN NUT NIB COOKIE                         0.6087          0.3418      0.9505
    3669       MFC MLK CHOC WLNT NIB COOKIE                           0.7054          0.3280      1.0334
    3675       MFC PENT BTTR NIB COOKIE                               0.5143          0.3504      0.8647
    3679       MFC CHEWY CHOC NIB COOKIE                              0.7338          0.3235      1.0573
    3850       MFC HI-ALT CHOC CHP COOKIE                             0.5847          0.3307      0.9154
    3852       MFC HI-ALT MLK CHOC CHP COOKIE                         0.5920          0.3311      0.9231
    3861       MFC HI-ALT CHOC CHP W/WLNT COOKIE                      0.6941          0.3279      1.0220
    3869       MFC HI-ALT MLK CHOC W/WLNT COOKIE                      0.7015          0.3279      1.0294
    3891       MFC HI-ALT MLK CHOC W/MAC COOKIE                       0.9248          0.3278      1.2526
    3950       MFC HI-ALT SS CH CH NIB COOKIE                         0.5919          0.3317      0.9236
    3952       MFC HI-ALT CH CH NIB COOKIE                            0.5994          0.3317      0.9311


                      PRICE
                      LIST
                      Exhibit A (Revised)



                                                                   Raw Material     Conversion    Total
  PROD                                                             & Packaging      & Delivery    Price
   #             DESCRIPTION                                       ($ Perlb.)       ($ Per lb.) ($ Per lb.)


    7401      MFC APPLE CROISSANT                                     0.5784         0.3451       0.9235
    7403      MFC BUTTER CROISSANT                                    0.3681         0.3671       0.7352
    7404      MFC CHOCOLATE CROISSANT                                 0.5651         0.3583       0.9234
    7405      MFC CROISSANT SQUARE                                    0.3559         0.3805       0.7364
    7410      MFC CHEESE CROISSANT                                    0.5705         0.3687       0.9392

    1553      MFC P.B. FILLING                                        0.6690         0.3307       0.9997
    1557      MFC LEMON CREAM CHEESE FILLING                          0.9509         0.3124       1.2633
    1560      MFC BRAN MUFFIN 4X5 LB CHUB                             0.5541         0.2972       0.8513
    1561      MFC ORNGE MFFN 4X5 LB CHUB                              0.6470         0.3378       0.9848
    1563      MFC CORN MUFN 4X5 LB CHUB                               0.4360         0.2998       0.7358
    1564      MFC PLAIN MUFN BATTR 4X5 CHUB                           0.4561         0.2819       0.7380
    1565      MFC PUMPKIN MFN 4X5 CHUB                                0.5696         0.3160       0.8856
    1566      MFC BANANA NUT MUFFIN 4X5 CHUB                          0.6967         0.3034       1.0001
    1589      MFC CARROT CAKE ICING                                   0.8099         0.2884       1.0983
    2929      MFC CARROT CAKE BATTER                                  0.6675         0.3026       0.9701
    7750      MFC ALMOND PASTE                                        1.2080         0.3059       1.5139
    7751      MFC MAPLE TOPPING                                       0.4345         0.2839       0.7184
    7754      MFC NEW STREUSEL                                        0.4019         0.2650       0.6669
    7755      MFC COBLER TOPPING                                      0.4122         0.2811       0.6933
    7782      MFC BUTTER CREME ICING                                  0.5748         0.3034       0.8782

    7200      MFC DINNER ROLL                                         0.2557         0.3308       0.5865
    7201      MFC SWEET FRENCH ROLL                                   0.3642         0.3159       0.6801
    7203      MFC SWEET FRENCH ROLL                                   0.1251         0.3169       0.4410

    7450      MFC CINNAMON ROLL                                       0.2917         0.3553       0.6470


VAN DEN BERGH
FOODS COMPANY
2200 Cabot Drive                                                Gerald W. Hanna
Lisle. Illinois60532
                                                Vice President & General Manager
(708) 505-5300                                                   Bakery Products
Group



                                                     June 19, 1995


Mrs. Fields, Inc.
462 West Bearcat Drive
Salt Lake City, Utah 84115

Re: Supply Agreement.

Ladies and Gentlemen:

         This letter sets forth the terms of the agreement between Mrs. Fields, Inc., a Delaware corporation ("Buyer"), and Van den Bergh Foods Company, a division of Conopco, Inc., a New York corporation ("Seller"), relating to the purchase by Buyer, and the sale by Seller, of cookie dough and other bakery products, having the item codes and names listed on attached Exhibit A, and "new products" designated as such under Paragraph 5 below (collectively, "Products").

         1. Minimum Annual Purchase and Sale of the Products. Buyer agrees to buy, and Seller agrees to sell, an amount not less than 16,730,000 pounds of the Products during each of calendar years 1996, 1997, and 1998 ("the term").

         2.     Volume Incentives and Penalties.

     (a) Rebate to Buyer. Within sixty (60) days after the end of each calendar year during the term, Seller shall pay to Buyer a rebate for purchases of the Products that exceed the minimum annual purchase obligation in Paragraph 1 above. The amount of the rebate shall be determined by multiplying the actual total pounds of the products purchased by Buyer during the year by the corresponding incentive payment rate listed in attached Exhibit B.

Mrs. Fields Inc.
June 19, 1995
Page 2

     (b) Penalty Payment by Buyer. If Buyer fails to meet its minimum annual purchase obligation under Paragraph 1, then, within sixty (60) days after the end of the applicable calendar year during the term, Buyer shall pay to Seller a penalty in an amount determined by multiplying 16,730,000 by the per pound penalty rate listed in attached Exhibit C corresponding to the volume of Products actually purchased by Buyer. The penalty is intended to compensate Seller for its incremental unit cost of producing the lesser volume actually purchased by the Buyer.

     (c) Remedies For Failure to Meet Minimum. If Buyer's failure to purchase the minimum annual quantities of the Products required under Paragraph 1 (i) is attributable to a decrease in requirements for the Products due to declines in Buyer's business, then the penalty payment by Buyer under Paragraph 2(b) is the Seller's exclusive remedy, or (ii) is attributable to Buyer's purchase of like products from an alternative supplier, then, in addition to the penalty payment by Buyer under Paragraph 2(b), Buyer shall pay Seller a sum determined by multiplying the volume shortfall by an amount equal to the Seller's average conversion charge for the Products, as set forth on Exhibit A, less Seller's variable manufacturing costs not incurred.

     3. Distributor Purchases. Distributors designated by Buyer, who are approved by Seller and who meet Seller's normal standards of creditworthiness, may order and purchase the Products and otherwise act on Buyer's behalf pursuant to this Agreement. Any such distributor purchases, or any purchases by or on behalf of Buyer's franchisees or licensees shall be governed by the terms of this Supply Agreement (except to the extent inconsistent with any separate agreement between Seller and any such franchisee or licensee) and shall be counted towards Buyer's minimum annual purchase obligation under Paragraph 1.

     4. Price. The price to be paid for the Products shall be an amount equal to the sum of (a) the total per pound price for the Product listed on attached Exhibit A, and (b) an amount reasonably determined by Seller immediately prior to the beginning of each calendar year during the term that represents Seller's current increase or decrease in the cost for raw materials and packaging over the ensuing

Mrs. Fields Inc.
June 19, 1995
Page 3

twelve (12) month period, except (a) in the case of the raw materials and packaging items listed on attached Exhibit D, costs adjustments shall be made thirty (30) days before the start of each calendar quarter during the term (and, in connection with "flour" and "sugar", cost adjustments shall be based on the current market price for "bagged sugar" and "bagged flour"), and (b) each periodic adjustment shall be made, based on Buyer's forecasted purchases under Paragraph 7(b) below, only if it exceeds one thousand dollars ($1000) in the aggregate. The price under this Paragraph 4 shall not apply to purchases by any of Buyer's franchisees or licensees to the extent inconsistent with any separate agreement between Seller and any such franchisee or licensee.

         5. New Bakery Products. If compatible with the normal operation of Seller's business, Seller agrees to manufacture any new bakery products designated as such by Buyer (whereupon they will be deemed "Products" for all purposes under this agreement) pursuant to the directions, formulations and recipes communicated by Buyer to Seller. Seller's obligation to supply new bakery products to Buyer under this Paragraph 5 is subject to agreement between Buyer and Seller on the initial price to be charged Buyer for the same. For purposes of computing the price to be paid by Buyer under Paragraph 4, such initial price shall be deemed to be the price as if listed on attached Exhibit
A. Seller agrees to cooperate and offer reasonable assistance to Buyer in the development of new bakery products, provided in each case that Buyer agrees to compensate Seller for costs incurred.

         6.  Signing Bonus and Refunds.

         (a) Signing Bonus. In consideration for Buyer's agreements hereunder, Seller shall, within five (5) business days after mutual execution of this agreement, pay to Buyer the sum of Five Hundred Sixty Thousand Dollars ($560,000), which amount is intended to provide Buyer with the benefit of the pricing mechanism established under this agreement in respect of purchases by or on behalf of Buyer, between April 1, 1995 and December 31, 1995 ("the bonus period"), under the existing Amended and Restated Supply Agreement between Buyer and Seller.

Mrs. Fields Inc.
June 19, 1995
Page 4

         (b) Pro Rata Refund of Signing Bonus. If Buyer fails during the bonus period to purchase at least 12,173,913 pounds of Products from the Seller, then Buyer shall be obligated, on or before February 29, 1996 to refund to Seller an amount determined by multiplying the poundage shortfall by $0.046 per pound.

         7.  Quantities and Orders

         (a) Buyer shall, prior to September 30 of each Calendar year during the term, furnish Seller with a schedule forecasting monthly estimated quantities of the specific Products to be purchased by Buyer during the following calendar year.

         (b) Buyer and Seller shall meet on or about December 15, 1995, and on or about the 15th day of the last month of each quarter of each calendar year during the term, to establish a schedule for production of the Products during the following quarter. Such schedule shall include the types and quantities of Products expected to be ordered during the upcoming quarter.

         (c) Buyer shall submit an order to Seller on or prior to Wednesday of each week for Products to be produced by Seller during the following week. Seller may decline to accept and actual orders for Products during any quarter to the extent that such order exceeds by more than twenty (20) percent the amount of Products scheduled for production pursuant to the quarterly updates in Paragraph 7(b) hereof. Each order submitted by Buyer for Products shall state that it is submitted pursuant to this Agreement, shall be transmitted to Seller in writing, and shall include the quantity, description, and item number of Products ordered, delivery points, delivery schedules, shipping instructions, and such other information as Seller may reasonably require. Each order shall be for a minimum of one batch of the Products ordered, and shipping instructions shall correspond with the regional delivery schedule provided from time to time by Seller. Seller shall confirm in writing receipt of each order.

         8. Delivery. Seller shall ship products ordered by Buyer pursuant to Paragraph 7(c) hereof such that the Products are delivered to the destination designated by Buyer by the dates specified for delivery, except that the date

Mrs. Fields Inc.
June 19, 1995
Page 5

specified for delivery shall be an approximate date for unloading Products and shall allow for normal transportation delays. Seller shall notify Buyer in writing of the date on which Products ordered have been shipped and all related shipping information. Delivery of products shall be C.I.F. the destination (within the 48 contiguous states) designated by Buyer in the notice given pursuant to Paragraph 7(c). Seller shall ship Products in refrigerated containers.

         9. Payment. The price for the products shall be payable net cash within 30 days from the date of invoice or shipment, whichever is earlier. Buyer may dispute any invoice in good faith as long as Buyer shall pay all undisputed amounts in a timely manner. Buyer shall pay interest on all overdue accounts at the lessor of (i) the "Prime Rate" (or any successor rate) as then published in the Wall Street Journal plus 1% or (ii) the highest applicable legal rate (the "Penalty Rate").

         10. Sale of Products to Others. Seller will not sell or offer to sell the Products or any bakery items produced from the Licensed Trade Secrets (as hereinafter defined) or derived therefrom to any persons, entities, or parties other than Buyer or any Licensee of Buyer. Nothing in this Agreement shall be construed to limit Seller's right to sell to other customers items which are of a similar type to the Products but which do not use the Licensed Trade Secrets in their manufacture, production, formulation, or otherwise.

         11. Purchase of Supplies. If Seller acquires raw materials or supplies pursuant to the schedule agreed to in Paragraph 7(b) which are unique to the production of Products and which are not customarily used in the production of other bakery items by Seller (the "Supplies"), and the Supplies are not used in the production of Products ordered by Buyer during the shelf life of the Supplies, and the Supplies cannot be used by Seller in the manufacture of other bakery items in the normal course of Seller's business, Buyer shall pay to Seller the actual costs of the Supplies not used by Seller and all expenses incurred by Seller in the storage and any disposal thereof. In addition, if Seller has produced Products to fill an order received from Buyer pursuant to Paragraph 7(c) hereof, and Buyer does not call for delivery of the same before the expiration of the shelf life thereof, Seller shall destroy the same and invoice Buyer for the price with respect thereto.

Mrs. Fields Inc.
June 19, 1995
Page 6

         12. Duty To Examine. Upon receipt of the Products at their destination, Buyer shall examine the Products for impurities, damage, spoilage, and any and all other defects to such Products. Promptly upon discovery thereof by Buyer, but in any event no later than thirty (30) days after receipt, Buyer shall notify Seller of any products which are damaged, defective, opened or improperly packaged. If Buyer has previously paid for defective Products, Buyer shall be entitled to a refund of the portion of the Price attributable to such defective Products within ten (10) days after the notice of the defect, unless the same is disputed by Seller in good faith, except that if the amount to be refunded does not exceed $ 1,000, such amount shall be a credit against the next invoice. Seller shall pay Buyer interest on all overdue accounts calculated at the Penalty Rate. If requested by Seller, Buyer shall promptly return defective Products to Seller at Seller's expense. Buyer further agrees to take reasonable steps at Seller's expense, for a period not exceed ten (10) days after notice to Seller of the defect, to preserve the rejected Products pending Seller's instructions.

         13. Replacement of Damaged Goods. If Seller discovers, upon examination pursuant to Paragraph 12 hereof, that any of the Products delivered to Buyer are spoiled, damaged or otherwise defective, Buyer shall have the right to require Seller to replace such defective Products, provided that at least five (5) percent (by price) of the total shipment of Products is spoiled, damaged or otherwise defective. If Buyer so elects to have such Products replaced, the shipment of any replacement products will have priority over shipments by Seller to other customers of Seller, and will be affected within seventy-two (72) hours (or three working days, if later). Seller shall, if requested by Buyer, cause such replacement Products to be delivered to Buyer, at Seller's expense, by the most rapid means of commercially feasible ground transportation available.

         14. Rotation of Finished Products. Seller agrees to rotate all finished Products stored by Seller after production on a "first in-first out" basis.

     15. License. For purposes of this Agreement, "Licensed Trade Secrets" means all transferable techniques, processes, methods of production and know-how uniquely pertaining to and necessary for use in relation to the formulation,

Mrs. Fields Inc.
June 19, 1995
Page 7

composition and production of Products. Information which was already in the possession of Seller, but which was not obtained in connection with this transaction or past transactions with Buyer, or information which is or becomes publicly available without breach of (i) this Agreement, (ii) any agreement or instrument with Buyer to which Seller is a party or beneficiary, or (iii) any duty owed Buyer by Seller or any other subsidiary of Seller, shall be excluded from the definition of Licensed Trade Secrets. Buyer hereby grants to Seller, and Seller accepts from Buyer, a non-exclusive license to employ the Licensed Trade Secrets solely for the purpose of producing the Products for sale to Buyer and Licensees of Buyer.

         16. Confidentiality. Seller understands that the Licensed Trade Secrets disclosed to Seller under this agreement are secret, proprietary and of value to Buyer, which value may be impaired if the secrecy of such information is not maintained. Seller will take reasonable security measures to preserve and protect the secrecy of the Licensed Trade Secrets. Seller agrees to hold the Licensed Trade Secrets in confidence and not to disclose any of the Licensed Trade Secrets, either directly or indirectly, to any person or entity, including any subsidiary or affiliate of Seller (or any director, officer, or employee thereof) during the term of this agreement or at any time within five (5) years following the expiration or termination hereof, except that Seller may disclose the Licensed Trade Secrets to its key officers and employees to whom disclosure is necessary for the manufacture of the Products pursuant to this agreement. Seller shall exercise such other reasonable precautions to protect and safeguard the secrecy of the Licensed Trade Secrets except that Seller shall not be required to employ any more stringent measures that it employs in connection with protection of its own confidential information.

         17. Representations and Warranties of Seller. Seller represents, warrants and agrees as follows:

                  (a)  Conformity with Specifications.  The Products will be manufactured strictly in accordance with the standards, procedures, specifications, formulations and recipes from time to time reasonably established by Buyer. If at any time Buyer deems the quality of the Products to be below such standards, Buyer may so notify Seller in writing, and Seller will immediately bring such substandard

Mrs. Fields Inc.
June 19, 1995
Page 8

Products up to the quality standards required by this agreement. Buyer's right to oversee the quality of the Products shall not in any way replace, supersede, or substitute for the quality control required to be exercised by Seller hereunder. The exercise of any action of quality control by Buyer shall be for its sole and exclusive benefit. If at any time Seller adapts or modifies the Products in accordance with a request from Buyer, Seller will produce and manufacture such alternate or modified Products using the same quality control standards and procedures with respect to such Products as Seller is required to observe in the manufacture of the Products.

     (b) Compliance with Law. Seller will manufacture the Products in compliance with all applicable federal, state and local laws or regulations to which Seller is subject, except that Seller shall not be liable to Buyer for any violation of any such laws or regulations if arising from the adherence by Seller to the instructions of Buyer.

     18. Indemnification. Seller agrees to indemnify and hold Buyer harmless from and against any and all demands, liabilities, damages, expenses, causes of action, suits, claims or judgments (including reasonable attorneys' fees) arising out of or in connection with (i) any damage to property, injuries, illness or loss of life which occur on account of, or in connection with the use or consumption of Products which were defective in condition, quality or purity as of delivery to Buyer, whether such condition was discovered at the time of delivery or at a later date, and (ii) any default by Seller in the observation or performance of its covenants and agreements contained herein. Buyer agrees to indemnify and hold Seller harmless from and against any and all demands, liabilities, damages, expenses, causes of actions, suits or judgments (including reasonable attorneys' fees) arising out of or in connection with (i) the sale, distribution, handling or misuse of the Products after delivery to Buyer except to the extent to which Buyer is indemnified by Seller under this Paragraph 18, and (ii) any default by Buyer in the observance, payment or performance of its covenants and agreements contained herein. Any amounts payable by one party to the other pursuant to this Paragraph 18 shall be limited to actual damages, and shall not include any amounts attributable to incidental or consequential damages.

Mrs. Fields Inc.
June 19, 1995
Page 9

         19. Termination.

                  (a) Seller's Right. Seller, at its option, shall have the right by notice to Buyer, in addition to any other remedy available at law, in equity or pursuant to this agreement (including but not limited to an injunction, specific performance and damages) to suspend or terminate Buyer's right to purchase, and Seller's obligation to supply Buyer with Products and any other future right of Buyer pursuant to this agreement upon the happening and during the continuance of any one or more of the following events:

                  (i) Buyer fails to pay any amount owing to Seller hereunder within thirty (30) days from the date Buyer receives notice of a default hereunder; and

                  (ii) Buyer defaults in the performance of any other term, covenant, agreement or condition of this agreement, and if within sixty (60) days after notice from Seller describing the specific activities constituting such default, Buyer shall fail to cure default, or if such default cannot be cured with the exercise of due diligence within said sixty (60) day period, shall fail thereafter to proceed to cure the same diligently and in good faith, and in any case, to cure such default within one hundred-twenty (120) days.

     (b) Buyer's Right. Buyer, at its option, shall have the right by notice to Seller, in addition to any other remedy available by law, in equity or pursuant to this agreement (including but not limited to the right to an injunction, specific performance and damages) to terminate Buyer's obligation to purchase Products from Seller, and any other future right of Seller pursuant to this agreement, if Seller defaults in the performance of any term, covenant, agreement or condition of this agreement, and if within sixty (60) days after notice from Buyer describing the specific activities constituting such default, Seller shall fail to cure the default, or if such default cannot be cured with the exercise of due diligence within a sixty (60) days period, shall fail thereafter to proceed to cure the same diligently and in good faith, and in any case, to cure such default within one hundred-twenty (120) days;

Mrs. Fields Inc.
June 19, 1995
Page 10

         (c) Remaining Obligations. The termination of this agreement by either party pursuant to this Paragraph 19 shall not relieve (1) either party of its obligation to pay all such sums owed to the other hereunder, (ii) Seller of its obligation of confidentiality under Paragraph 16, and (iii) either party of its respective obligations of indemnity contained herein.

     20. Assignment. Buyer and Seller may, without the consent of the other party, with notice to the other party, assign its rights and obligations hereunder to a related entity, but shall remain liable therefor. For purposes of this Paragraph 20, the term "related entity" shall mean any corporation, partnership or joint venture which is fifty percent (50%) or more owned by Buyer or Seller, as the case may be. Except as provided in this Paragraph 20, Buyer and Seller may not assign their rights or obligations hereunder without the prior written consent of the other party. Subject to the foregoing limitation, all the terms and provisions of this agreement shall be binding upon, and shall inure to the benefit of, the successors in interest or the assigns of the parties hereto with the same effect as is mentioned in each instance, or the party hereto is named or referred to, except that no assignment, transfer, pledge or mortgage and violation of the provisions of this agreement shall vest any rights and any assignee, transferee, pledgee, or mortgagee.

         21.    Miscellaneous.

     (a) Force Majeure. Neither party shall be deemed to be in default under this agreement because of delays or inability to perform occasion by war, civil disturbance, strikes, boycotts, lock-outs, shortages, transportation and communication problems, natural calamities such as fire, flood, earthquake, storm, acts of God, governmental regulations or actions, inability to obtain labor or materials from usual sources of supply, or other means beyond the parties' control (a "Force Majeure Event"). In case of a Force Majeure Event affecting production of Products by Seller, (i) deliveries of Products by Seller hereunder shall be allocated among Buyer and Seller's other customers on a fair and reasonable basis and (ii) (a) Buyer's minimum annual purchase obligation under paragraph 1 shall be reduced, for each month (or fraction thereof) that such Force Majeure Event continues, by an amount that represents Buyer's monthly average purchases of Products during the

Mrs. Fields Inc.
June 19, 1995
Page 11

preceding twelve (12) months under this (or a predecessor) agreement; and (b) the amount by which Buyer's minimum annual purchase obligation is decreased under clause (a) of this subparagraph (ii) shall be added to the amount of Products actually purchased by Buyer for purposes of determining any rebates due Buyer or penalties payable by Buyer under paragraphs 2(a) or 2(b), respectively.

                  (b) Headings. Headings in this agreement are included for convenience of reference only, and shall not constitute a part of this agreement for any other purpose.

                  (c) Notices. All notices provided by this agreement shall be in writing and shall be given by facsimile transmission with the copy thereof mailed by first class mail, postage prepaid, or by personal delivery, by one party to the other, addressed to such other party at the applicable address set forth, or to such other address as may be given for such purpose by such other party by notice duly given hereunder. Notice shall be deemed properly given on the date of facsimile transmission or on the date of delivery whichever applies.

                  To order Products:
                           Van den Bergh Foods Co.
                           2200 Cabot Drive
                           Lisle, Illinois 60532
                           Facsimile No.: (708) 955-2969
                  For all other purposes:
                           Van den Bergh Foods Co.
                           Attn: General Counsel
                           2200 Cabot Drive
                           Lisle, Illinois 60532
                           Facsimile No.: (708) 955-5531

                           Mrs. Fields, Inc.
                           462 West Bearcat Drive
                           Salt Lake City, Utah 84115
                           Facsimile No.: (801) 463-2223

Mrs.  Fields Inc.
June 19, 1995
Page 12

                  (d) Applicable Law. This agreement shall be construed and enforced in accordance with, and governed by the laws of the State of California.

                  (e) Integration. This agreement represents the only agreement and understanding between the parties and their affiliates with respect to the subject matter hereof, and supersedes all prior negotiations, representations and agreements made by the parties and their affiliates with respect to the subject matter hereof. This agreement may be amended, supplemented or changed, and any provision hereof waived, only by a written instrument making specific reference to this agreement signed by the party against whom enforcement of any such amendment, supplement or change or waiver is sought. Waiver by either party of any breach or default hereunder by the other party shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived.

                  (f) Counterparts. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one of the same agreement, binding upon all parties thereto, notwithstanding that all parties are not signatories to the original or the same counterpart.

                  (g) Severability. In the event any provision of this agreement is found to be unenforceable or invalid, such provision shall be severable from this agreement if it is capable of being identified with and apportioned to reciprocal consideration or to the extent it is a provision which is not essential and the absence of which would not have prevented the parties from entering into this agreement. The unenforceability or invalidity of a provision which has been performed shall not be grounds for invalidation of this agreement under circumstances in which the true controversy between the parties does not involve any such provision.

                  (h) Extension. This agreement may be extended beyond the term upon such terms and conditions as the parties shall agree upon in writing.

Mrs. Field's Inc.
June 19, 1995
Page 13


         If the foregoing accurately reflects our agreement, please so indicate by having the original of this letter signed in the spaces provided below and returning it to me; a copy is enclosed for your files.

                                            Very truly yours,

                           VAN DEN BERGH FOODS, CO., a
                           division of Conopco, Inc., a New York corporation


                             By: /s/ Gerald W. Hanna
                                     Gerald W. Hanna
                     Its:  Vice President & General Manager-Bakery
                            Products Division


AGREED TO AND ACCEPTED.

MRS.  FIELDS, INC., a
Delaware corporation



By: /s/ Larry Hodges

Its: /s/ President CEO

                                            EXHIBIT A



                      PRICE
                      LIST
                      Exhibit A


                                                                 Raw Material    Conversion      Total
   PROD                                                          & Packaging     & Delivery      Price
     #         DESCRIPTION                                       ($ Perlb.)      ($ Per lb.)   ($ Per lb.)


    7250       MFC PLAIN BAGEL                                        0.1520          0.2911     0.4431
    7253       MFC FIBRE PLUS BAGEL                                   0.2296          0.2875     0.5172
    7255       MFC CHOC CHIP BAGEL                                    0.2387          0.2911     0.5298
    7256       MFC CINN RAISIN BAGEL                                  0.2219          0.2911     0.5131
    7257       MFC BLUEBERRY BAGEL                                    0.3751          0.2878     0.6629

    7500       MFC EGG TWIST                                          0.1811          0.2559     0.4370
    7501       MFC NINE GRAIN                                         0.1972          0.2245     0.4217
    7502       MFC PANETTONE (See 2102)                               0.4163          0.2526     0.6689
    7503       MFO RAISIN NUT                                         0.3870          0.2251     0.6121
    7505       MFC RYE REGULAR                                        0.1811          0.2303     0.4114
    7506       MFC HONEYWHEAT BERRY                                   0.2068          0.2280     0.4348
    7552       MFC NEW SWT BAG'T                                      0.1389          0.2286     0.3675
    7553       MFC NEW SWEET REGULAR                                  0.1362          0.2235     0.3597
    7570       MFC SOUR REGULAR                                       O.1779          0.2335     0.4114
    7571       MFC SOUR ROUND                                         0.1840          0.2332     0.4173

    2910       MFC DOUBLE FUDGE  BROWNIE                              0.5705          0.2245     0.7950
    2911       MFC WALNUT FUDGE BROWNIE                               0.6131          0.2245     0.8376
    2912       MFC  PECAN FUDGE BROWNIE                               0.7107          0.2245     0.9352
    2913       MFC MACADAMIA FUDGE BROWNIE                            0.7401          0.2245     0.9646
    2915       MFC PECAN PIE BROWNIE                                  0.8653          0.2299     1.0953

    3050       MFC CHOC CHIP  COOKIE                                  0.5917          0.2849     0.8766
    3052       MFC MILK CHOC CHIP COOKIE                              0.6020          0.2853     0.8873
    3054       MFC BUTTER TOFFEE COOKIE                               0.9156          0.2759     1.1915
    3057       MFC PUMPLIN HARVEST COOKIE                             0.8635          0.2958     1.1593
    3060       MFC BUTTER COOKIE                                      0.4352          0.2828     0.7179
    3061       MFC CHOC CHIP W/WALNUT COOKIE                          0.6941          0.2804     0.9746
    3062       MFC WHITE CHUNK W/MAC COOKIE                           1.1279          0.2795     1.4073
    3063       MFC COCO MAC COOKIE                                    1.0889          0.2942     1.3831
    3064       MFC TRIPLE CHOC COOKIE                                 0.6884          0.2853     0.9736
    3065       MFC OATMEAL RAISIN NUT COOKIE                          0.6095          0.2956     0.9051
    3069       MFC MLK CHOC W/WALNUT COOKIE                           0.7015          0.2820     0.9835
    3075       MFC PEANUT BUTTER COOKIE                               0.5105          0.2949     0.8054
    3079       MFC CHEWY CHOC COOKIE                                  0.7300          0.2775     1.0075
    3080       MFC RED. FAT SEMI-SWT CHC CHP COOKIE                   0.5258          0.3206     0.8464
    3081       MFC RED. FAT MILK CHOC COOKIE                          0.5290          0.3213     0.8503
    3082       MFC RED. FAT WHITE CHUNK COOKIE                        0.8425          0.3213     1.1639
    3083       MFC OATMEAL NUT RAISIN COOKIE                          0.5726          0.3213     0.8939
    3091       MFC MLK CHC CHP W/MC COOKIE                            1.0210          0.2819     1.3028
    3092       MFC SMI-SWT CHNK PECAN COOKIE                          0.8645          0.2825     1.1470
    3150       MFC H/A CHOC CHIP COOKIE                               0.5869          0.2844     0.8713
    3312       MFC OLD FSHN SHRTBRD COOKIE                            0.4052          0.2798     0.6850
    3650       MFC CHOC CHP NIB COOKIE                                0.5917          0.2855     0.8772
    3652       MFC MLK CHOC CHP NIB COOKIE                            0.5991          0.2855     0.8847
    3660       MFC BUTTER NIB COOKIE                                  0.4483          0.2924     0.7407
    3661       MFC CHOC CHP W/WLNT NIB COOKIE                         0.6980          0.2820     0.9800
    3662       MFC WHITE CHNK W/MAC NIB COOKIE                        1.0069          0.2790     1.2859
    3665       MFC OATMEAL RSN NUT NIB COOKIE                         0.6087          0.2958     0.9045
    3669       MFC MLK CHOC WLNT NIB COOKIE                           0.7054          0.2820     0.9874
    3675       MFC PENT BTTR NIB COOKIE                               0.5143          0.3044     0.8188
    3679       MFC CHEWY CHOC NIB COOKIE                              0.7338          0.2775     1.0113
    3850       MFC HI-ALT CHOC CHP COOKIE                             0.5847          0.2847     0.8694
    3852       MFC HI-ALT MLK CHOC CHP COOKIE                         0.5920          0.2851     0.8771
    3861       MFC HI-ALT CHOC CHP W/WLNT COOKIE                      0.6941          0.2819     0.9761
    3869       MFC HI-ALT MLK CHOC W/WLNT COOKIE                      0.7015          0.2819     0.9834
    3891       MFC HI-ALT MLK CHOC W/MAC COOKIE                       0.9248          0.2818     1.2066
    3950       MFC HI-ALT SS CH CH NIB COOKIE                         0.5919          0.2857     0.8776
    3952       MFC HI-ALT CH CH NIB COOKIE                            0.5994          0.2857     0.8851


                      PRICE
                      LIST
                      Exhibit A




                                                                  Raw Material     Conversion     Total
    PROD                                                          & Packaging      & Delivery     Price
     #       DESCRIPTION                                          ($ Perlb.)       ($ Per lb.)  ($ Per lb.)


    7401     MFC APPLE CROISSANT                                      0.5784         0.2991        0.8775
    7403     MFC BUTTER CROISSANT                                     0.3681         0.3211        0.6891
    7404     MFC CHOCOLATE CROISSANT                                  0.5651         0.3123        0.8774
    7405     MFC CROISSANT SQUARE                                     0.3559         0.3345        0.6903
    7410     MFC CHEESE CROISSANT                                     0.5705         0.3227        0.8932

    1553     MFC P.B. FILLING                                         0.6690         0.2847        0.9537
    1557     MFC LEMON CREAM CHEESE FILLING                           0.9509         0.2664        1.2173
    1560     MFC BRAN MUFFIN 4X5 LB CHUB                              0.5541         0.2512        0.8053
    1561     MFC ORNGE MFFN 4X5 LB CHUB                               0.6470         0.2918        0.9388
    1563     MFC CORN MUFN 4X5 LB CHUB                                0.4360         0.2538        0.6898
    1564     MFC PLAIN MUFN BATTR 4X5 CHUB                            0.4561         0.2359        0.6920
    1565     MFC PUMPKIN MFN 4X5 CHUB                                 0.5696         0.2700        0.8395
    1566     MFC BANANA NUT MUFFIN 4X5 CHUB                           0.6967         0.2574        0.9541
    1589     MFC CARROT CAKE ICING                                    0.8099         0.2424        1.0523
    2929     MFC CARROT CAKE BATTER                                   0.6675         0.2566        0.9241
    7750     MFC ALMOND PASTE                                         1.2080         0.2599        1.4678
    7751     MFC MAPLE TOPPING                                        0.4345         0.2379        0.6724
    7754     MFC NEW STREUSEL                                         0.4019         0.2190        0.6209
    7755     MFC COBLER TOPPING                                       0.4122         0.2351        0.6472
    7782     MFC BUTTER CREME ICING                                   0.5748         0.2574        0.8322

    7200     MFC DINNER ROLL                                          0.2557         0.2848        0.5405
    7201     MFC SWEET FRENCH ROLL                                    0.3642         0.2699        0.6341
    7203     MFC SWEET FRENCH ROLL                                    0.1251         0.2699        0.3950

    7450     MFC CINNAMON ROLL                                        0.2917         0.3093        0.6010


                                            EXHIBIT B



                                    EXHIBIT B
                                 REBATE TO BUYER


                                            Annual Volume Rebate
                                     (000'S lbs.)          ($ per lb.)

                                    16,999 or less            0.0000
                                    17,000 - 17,999           0.0025
                                    18,000 - 19,999           0.0050
                                    20,000 - 21,999           0.0075
                                    22,000 - 23,999           0.0100
                                    24,000 - 25,999           0.0125
                                    26,000 - 27,999           0.0150
                                    28,000 - 29,999           0.0175
                                    30,000 - 31,999           0.0200
                                    32,000 - 33,999           0.0225
                                    34,000 - 35,999           0.0250
                                    36,000 - 37,999           0.0275
                                    38,000 - 39,999           0.0300
                                    40,000 - 41,999           0.0325
                                    42,000 - 43,999           0.0350
                                    44,000 - 45,999           0.0375
                                    46,000 - 47,999           0.0400
                                    48,000 - 49,999           0.0425
                                    50,000 or more            0.0450


                                            EXHIBIT C

                                    EXHIBIT C
                            PENALTY PAYMENT BY BUYER



                              Annual Volume Penalty
                            (000's lbs.)              ($ per lb.)

                                  0 - 1,999             0.0200
                              2,000 - 3,999             0.0175
                              4,000 - 5,999             0.0150
                              6,000 - 7,999             0.0125
                              8,000 - 9,999             0.0100
                            10,000 - 11,999             0.0075
                            12,000 - 13,999             0.0050
                            14,000 - 15,999             0.0025
                            16,000 or more              0.0000


                                            EXHIBIT D

                                    EXHIBIT D



         Butter
         Eggs
         Vanilla
         Chocolate
         Walnuts
         Pecans
         Macadamia Nuts
         Raisins
         Shortening/Oils
         Milk/Milk Products
         Corrugated
         Roll Stock Film


         Flour (bag)
         Sugar(bag)


                                                Volume Rebate to Buyer
                                                         OCC Bid
                                            Per Exhibit B of MFC Contract

                    Annual Volume                    Rebate                            Rebate
                     (000's lbs)                   ($ per lb)                         (Total $$)

                    16,999 or less                   0.0000                                ---
                  17,000 - 17,999                    0.0025                          42,500 - 45,000
                  18,000 - 19,999                    0.0050                          90,000 - 100,000
                  20,000 - 21,999                    0.0075                         150,000 - 165,000
                  22,000 - 23,999                    0.0100                         220,000 - 240,000
                  24,000 - 25,999                    0.0125                         300,000 - 325,000
                  26,000 - 27,999                    0.0150                         390,000 - 420,000
                  28,000 - 29,999                    0.0175                         490,000 - 525,000
                  30,000 - 31,999                    0.0200                         600,000 - 640,000
                  32,000 - 33,999                    0.0225                         720,000 - 765,000
                  34,000 - 35,999                    0.0250                         850,000 - 900,000
                  36,000 - 39,999                    0.0275                         990,000 - 1,045,000
                  38,000 - 39,999                    0.0300                       1,140,000 - 1,200,000
                  40,000 - 41,999                    0.0325                       1,300,000 - 1,365,000
                  42,000 - 43,999                    0.0350                       1,470,000 - 1,540,000
                  44,000 - 45,999                    0.0375                       1,650,000 - 1,725,000
                  46,000 - 47,999                    0.0400                       1,840,000 - 1,920,000
                  48,000 - 49,999                    0.0425                       2,040,000 - 2,125,000
                  50,000 or more                     0.0450                              2,250,000
